Exhibit 4.2
Form of Warrant Certificate

THIS WARRANT AND ANY SHARES OF COMMON STOCK ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NEITHER THIS WARRANT, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OF FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) TO AN INSTITUTION THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, (3) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PURSUANT TO RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. WARRANTS AND THE SHARES OF COMMON STOCK RECEIVED ON EXERCISE OF A WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED THEREBY.
[Face of Warrant Certificate]
EXERCISABLE ON OR AFTER THE DATE OF THIS WARRANT CERTIFICATE
AND PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON JUNE 21, 2012 AND ONLY IF
COUNTERSIGNED BY THE WARRANT AGENT
RCN CORPORATION
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
No.___ CUSIP No. [  ]                                         Warrants
WARRANTS
     This certifies that                                                              , or registered assigns, is the registered holder of                                         warrants (the “Warrants”), to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of RCN Corporation, a Delaware corporation (the “Company”). Each Warrant entitles the holder upon exercise at any time on or after the date of this Warrant Certificate and prior to 5:00 p.m., New York City Time, on June 21, 2012 to receive from the Company its pro rata portion, as determined pursuant to the Warrant Agreement (as defined below), of fully paid and nonassessable shares of Common Stock for each Warrant at the initial exercise price (the “Exercise Price”) of $25.16 per share [Exercise Price adjusted to $16.72 per share on June 12, 2009] payable (i) in United States dollars or (ii) by certified or official bank check for United States Dollars made payable to the order of “RCN Corporation.” In lieu of payment of the aggregate Exercise Price as aforesaid and subject to applicable law, the holder of a Warrant may request the payment by the Company of the “Spread”, which shall, subject to Section 14 of the Warrant Agreement, dated as of May 25, 2007, by and between the Company and HSBC Bank USA, National Association, as Warrant Agent (the “Warrant Agreement”), be delivered by the Company by delivering to such Warrant holder a number of shares of Common Stock equal to (a)(i) the product of

(x) the current market price per share of Common Stock (as of the date of receipt of the request by the Company), multiplied by (y) the number of shares of Common Stock underlying the Warrants being exercised, minus (ii) the product of (x) the Exercise Price, multiplied by (y) the number of shares of Common Stock underlying the Warrants being exercised, divided by (b) the current market price per share of Common Stock (as of the date of receipt of the request by the Company). The Exercise Price and number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. No Warrant may be exercised after 5:00 p.m., New York City Time, on June 21, 2012, and to the extent not exercised by such time such Warrants shall become void. This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement. Reference is made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place. This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.
[Signature page follows]

     IN WITNESS WHEREOF, RCN Corporation has caused this Warrant Certificate to be signed by the undersigned President and the undersigned Secretary of the Company and has caused its corporate seal to be imprinted hereon.
     Dated:

RCN CORPORATION
By:
Name:
Title:

By:
Name:
	Title:	Secretary

Countersigned: (seal) HSBC Bank USA, National Association, as Warrant Agent
By:
Name:
	Title:	Secretary

[Reverse of Warrant Certificate]
RCN CORPORATION (WARRANT)
     By accepting a Warrant Certificate, each holder shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to the Secretary of the Company) and any amendments thereto as fully and effectively as if such holder had signed the same.
     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants by the Company expiring at 5:00 p.m., New York City Time, on June 21, 2012, entitling the holder upon proper exercise to receive shares of Common Stock and are issued or to be issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants.
     The holder of the Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth below on this Warrant Certificate properly completed and executed, together with payment of the aggregate Exercise Price in accordance with the provisions set forth on the face of this Warrant Certificate. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.
     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrants evidenced by this Warrant Certificate, in each case, set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant may be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value in lieu thereof determined as provided in the Warrant Agreement.
     Warrant Certificates, when surrendered at the Warrant Agent Office by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.
     Upon due presentation for registration of transfer of this Warrant Certificate at the Warrant Agent Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.
     The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.
     The Warrant Agreement permits, with certain exceptions therein provided, the supplementing or amendment thereof at any time by the Company and the Warrant Agent with the written consent of registered holders of a majority of the then outstanding unexercised Warrants (excluding Warrants held by the Company or any of its controlled affiliates). Any such consent by or on behalf of a holder of a Warrant shall be conclusive and binding upon such holder and upon all future holders of this Warrant Certificate and any Warrant Certificate issued upon the registration of transfer thereof or in exchange thereof whether or not notation of such consent is made upon such Warrant Certificate or any other Warrant Certificate.
Form of Assignment
[Form of Assignment to be Executed if Holder Desires to Transfer Warrants Evidenced Hereby]
ASSIGNMENT
(To Be Executed by the Registered Holder in Order to Assign Warrants)
FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPE NAME AND ADDRESS,
INCLUDING POSTAL ZIP CODE OF ASSIGNEE)
of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.
Dated                      ,
      Signature(s)*

Security or Taxpayer Identification Number)

Signature(s) Guaranteed*
Form of Election to Purchase
[To Be Executed Upon Exercise Of Warrant]
NOTICE OF EXERCISE
(To Be Executed by the Registered Holder in Order to Exercise Warrants)
The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of the Common Stock and herewith tenders payment for such shares to the order of RCN Corporation in the amount of $25.16 per share of the Common Stock (subject to adjustment) in accordance with the terms of the Warrant Agreement, in cash or by certified or official bank check made payable to the order of the Company.
REQUEST FOR PAYMENT OF SPREAD
☐	Please check if the undersigned, in lieu of tendering the cash payment, as aforesaid, hereby requests the payment of the “Spread” within the meaning of Section 7 of the Warrant Agreement.
The undersigned requests that a certificate for such shares be registered in the name of:
PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
and be delivered to:                                                                                  (PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:
(PLEASE PRINT OR TYPE ADDRESS)
Dated                     ,
        Signature(s)*
Security or Taxpayer Identification Number)

Signature(s) Guaranteed*

*	THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BEAR A SIGNATURE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION” AS DEFINED IN RULE 17Ad-15(2) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.